EXHIBIT 4
NOTE TO DELEGATION OF SIGNING AUTHORITY — ANNUAL AUDITS,
ASSESSMENTS OF PERFORMANCE INFORMATION & SPECIAL EXAMINATION REPORTS,
AND QUALITY REVIEWERS
(1)	This delegation becomes effective as of the date of the Auditor General’s signature except as noted in the delegation.
(2)	This delegation replaces all previous delegations of signing authority.
(3)	The assistant auditors general listed on page 2 have authority to sign auditors’ reports in their group where signing authority has been delegated to a principal.
(4)	The following assistant auditors general have authority to sign a “consent letter” to authorize distribution of a previously signed auditor’s report to a securities regulator:

Nancy Cheng	Business Development Bank of Canada

Ron Thompson	Canada Mortgage and Housing Corporation

Ron Thompson	Export Development Canada
(5)	John Wiersema is delegated authority to sign all auditors’ reports except where prohibited by law (Section 18 of the Auditor General Act), consent letters described in note 4 above, all special examination reports and all assessments of performance information.

Pursuant to Section 18 of the Auditor General Act, I hereby delegate authority to the following individuals to sign Annual Auditor’s Reports and Special Examination Reports, as identified above.

/s/ Sheila Fraser Sheila Fraser, FCA	April 27, 2006 Date
DEPUTY AUDITOR GENERAL:

/s/John Wiersema John Wiersema, FCA
ASSISTANT AUDITORS GENERAL:

/s/ Richard Flageole Richard Flageole, FCA	/s/ Lyse Ricard Lyse Ricard, FCA	/s/ Ronald C. Thompson Ronald C. Thompson, CA

/s/ Douglas Timmins Douglas Timmins, CA	/s/ Nancy Cheng Nancy Cheng, FCA	/s/ John Rosetti John Rosetti, CA
PRINCIPALS:

/s/ Roger Simpson Roger Simpson, FCA	/s/ Alain Boucher Alain Boucher, CA	/s/ Micheline Ethier Massicotte Micheline Ethier Massicotte, CA

/s/ Julie Charron Julie Charron, CA	/s/ Crystal Pace Crystal Pace, CA	/s/ Marian McMahon Marian McMahon, CA

/s/ John O’Brien John O’Brien, CA	/s/ Michael Pickup Michael Pickup, CA	/s/ Dale Shier Dale Shier, CA